Filed Pursuant to Rule 424(b)(3)

Registration Number 333-259290

Prospectus Supplement No. 1

(to Prospectus dated September 17, 2021)

USA EQUITIES CORP

2,349,938 SHARES OF COMMON STOCK

This Prospectus Supplement No. 1 updates, amends and supplements the information previously included in our prospectus dated September 17, 2021, which we refer to as our prospectus, relating to the offer for sale of an aggregate of 2,349,938 shares of the common stock, par value $0.0001 (the “common stock”) of USA Equities Corp. (“USA Equities,” the “Company,” “we,” “our,” or “us”) by the Selling Stockholders named therein.

This Prospectus Supplement No. 1 incorporates into our prospectus the information contained in our attached Form 8-K, which was filed with the Securities and exchange Commission on October 27, 2021. Any documents, exhibits or information contained in the Form 8-K that have been deemed furnished and not filed pursuant to General Instruction B.2 of Form 8-K or otherwise in accordance with the SEC rules shall not be included in this Prospectus Supplement No. 1. This Prospectus Supplement No. 1 is not complete without and may not be delivered or used except in connection with our prospectus, including all amendments and supplements thereto.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of this Prospectus Supplement No. 1 is: October 28, 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 26, 2021

USA EQUITIES CORP.

(Exact Name of Registrant as Specified in its Charter)

0-19041

(Commission File No.)

Nevada	30-1104301
(State of Incorporation)	(I.R.S. Employer Identification No.)

901 Northpoint Parkway Suite 302 West Palm Beach FL 33407	33407
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (929) 379-6503

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	USAQ	OTCMKTS

ITEM 1.01 Entry into a Material Definitive Agreement

On October 26, 2021, the Financial Industry Regulatory Authority (FINRA) advised the Company that it had made the changes to its trading and informational systems to reflect that the domicile of the Company is Nevada as a result of the Reincorporation Merger described below.

On June 3, 2021, Troy Grogan, the record holder of a majority of the votes entitled to be cast, executed a written consent approving an Agreement and Plan of Merger between the Company, USA Equities Corp, a Delaware corporation (“USA Equities Corp-Delaware”) and USA Equities Corp a recently formed Nevada corporation (“USA Equities Corp-Nevada”) and a wholly-owned subsidiary of the Company, pursuant to which the Company was to be merged with and into USA Equities Corp-Nevada, as the surviving entity (the “Reincorporation Merger”). Articles of Merger were filed with the Security of State of Nevada and a Certificate of Merger was filed with the Secretary of State of Delaware effecting the Reincorporation Merger as contemplated by the Agreement and Plan of Merger.

The reincorporation did not result in any change in the OTCQB listing, CUSIP number, business, management, fiscal year, accounting, directors or officers, or assets or liabilities, or location of the executive offices of the Company. In addition, the Company’s common stock will continue to trade on the OTCQB under the symbol “USAQ.” Stockholders are not required to exchange stock certificates for their shares of common stock in connection with the reincorporation since shares in USA Equities Corp-Nevada are deemed to represent an equal number of shares in USA Equities Corp-Delaware. Had FINRA determined not to update its systems, the Company would have rescinded the Reincorporation Merger.

As a result of the Reincorporation Merger, the rights of the Company’s stockholders will be governed by Chapters 78 and 92A (concerning Mergers) of the Nevada Revised Statutes, the Articles of Incorporation of USA Equities Corp-Nevada, Exhibit 3.1 hereto, and the By-Laws of USA Equities Corp-Nevada, Exhibit 3.4 hereto.

Additional information about the Reincorporation Merger and a comparison of the rights of stockholders of the registrant now that the registrant is a Nevada as opposed to a Delaware corporation be found in the USA Equities Corp-Delaware Information Statement filed with the Securities and Exchange Commission on June 21, 2021.

Item 3.03 Material Modification to Rights of Security Holders

Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 5.03. Exhibit 3.1 hereto incorporates the Articles of Incorporation of USA Equities Corp-Nevada and Exhibit 3.4 hereto incorporates the By-Laws of USA Equities Corp-Nevada.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger (Incorporated by reference to Exhibit A to the Information Statement filed June 21, 2021).
3.1	Articles of Incorporation of USA Equities Corp-Nevada (Incorporated by reference to Exhibit B to the Information Statement filed June 21, 2021)
3.2	Articles of Merger filed with the Secretary of State of Nevada.
3.3	Certificate of Merger filed with the Secretary of State of Delaware.
3.4	By-Laws of USA Equities Corp-Nevada (Incorporated by reference to Exhibit C to the Information Statement filed June 21, 2021)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 28, 2021

USA Equities Corp.

/s/: Troy Grogan
Name:	Troy Grogan
Title:	CEO and Chairman

Exhibit 3.2

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

10/12/2021

Work Order Item Number: W2021101200319-1644415
Filing Number: 20211817712
Filing Type: Articles of Merger
Filing Date/Time: 10/11/2021 4:42:00 PM
Filing Page(s): 4

Indexed Entity Information:

Entity ID: E15072422021-6 **Entity Name:** USA EQUITIES CORP

Entity Status: Active **Expiration Date:** None

Commercial Registered Agent
BUSINESS FILINGS INCORPORATED
701 S CARSON ST STE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Page 1 of 1

Commercial Recording Division
202 N. Carson Street

Filed in the Office of *Barbara K. Cegavske* Secretary of State State Of Nevada	Business Number **E15072422021-6** Filing Number **20211817712** Filed On **10/11/2021 4:42:00 PM** Number of Pages **4**

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Conversion/Exchange/Merger

NRS 92A.200 and 92A.205

This filing completes the following: ☐ Conversion ☐ Exchange ☒ Merger

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity Information: (Constituent, Acquired or Merging)	Entity Name: USA Equities Corp Jurisdiction: Delaware Entity Type*: Corproation *If more than one entity being acquired or merging please attach additional page.*
2. Entity Information: (Resulting, Acquiring or Surviving)	Entity Name: USA Equities Corp Jurisdiction: Nevada Entity Type*: Corporation
3. Plan of Conversion, Exchange or Merger: (select one box)	☐ The entire plan of conversion, exchange or merger is attached to these articles. ☒ The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity. The entire plan of exchange or merger is on file at the registered office of the acquiring corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the acquiring entity (NRS 92A.200). ☐ The complete executed plan of conversion for the resulting domestic limited partnership is on file at the records office required by NRS 88.330. (Conversion only)
4. Approval: (If more than one entity being acquired or merging please attach additional approval page.)	**Exchange/Merger:** Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity) ☐ A. Owner's approval was not required from the: ☐ Acquired/merging ☐ Acquiring/surviving ☒ B. The plan was approved by the required consent of the owners of: ☒ Acquired/merging ☐ Acquiring/surviving ☐ C. Approval of plan of exchange/merger for Nevada non-profit corporation (NRS 92A.160): Non-profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation. ☐ Acquired/merging ☐ Acquiring/surviving USA Equities Corp Name of acquired/merging entity USA Equities Corp Name of acquiring/surviving entity
5. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)

* *corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.*

Page 1 of 4
Revised: 1/1/2019

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Conversion/Exchange/Merger

NRS 92A.200 and 92A.205

This filing completes the following: ☐ Conversion ☐ Exchange ☐ Merger

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

4. Approval Continued: (If more than one entity being acquired or merging please attach additional approval page.)	**Exchange/Merger:** Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity) ☐ A. Owner's approval was not required from the: ☐ Acquired/merging ☐ Acquiring/surviving ☒ B. The plan was approved by the required consent of the owners of: ☐ Acquired/merging ☒ Acquiring/surviving ☐ C. Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160): Non-profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation. ☐ Acquired/merging ☐ Acquiring/surviving USA Equities Corp Name of acquired/merging entity USA Equities Corp Name of acquiring/surviving entity
4. Approval Continued: (If more than one entity being acquired or merging please attach additional approval page.)	**Exchange/Merger:** Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity) ☐ A. Owner's approval was not required from the: ☐ Acquired/merging ☐ Acquiring/surviving ☐ B. The plan was approved by the required consent of the owners of: ☐ Acquired/merging ☐ Acquiring/surviving ☐ C. Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160): Non-profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation. ☐ Acquired/merging ☐ Acquiring/surviving Name of acquired/merging entity Name of acquiring/surviving entity

* *corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.*

Page 2 of 4
Revised: 1/1/2019

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Articles of Conversion/Exchange/Merger

NRS 92A.200 and 91A.205

6.Forwarding Address for Service of Process: (Conversion and Mergers only, if resulting/surviving entity is foreign)

Name | Country

Care of:

Address | City | State | Zip/Postal Code

7. Amendment, if any, to the articles or certificate of the surviving entity. (NRS 92A.200): (Merger only) **

** Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

8. Declaration: (Exchange and Merger only)

Exchange:

☐ The undersigned declares that a plan of exchange has been adopted by each constituent entity (NRS 92A.200).

Merger: (Select one box)

☒ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☐ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).

9. Signature Statement: (Required)

☐ **Conversion:**
A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.

Signatures - must be signed by:

1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a. general partnership governed by NRS chapter 87).
2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

Name of constituent entity

Form will be returned if unsigned.
This form must be accompanied by appropriate fees.

Page 3 of 4
Revised: 1/1/2019

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Articles of Conversion/Exchange/Merger

NRS 92A.200 and 91A.205

9. Signature Statement Continued: (Required)	☐ **Exchange:** Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or a member if there are no Managers; A trustee of each Nevada business trust (NRS 92A.230) Unless otherwise provided in the certificate of trust or governing instrument of a business trust, an exchange must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the exchange. The articles of exchange must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.
	☒ **Merger:** Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230). The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.
10. Signature(s): (Required)	USA Equities Corp Name of acquired/~~merging~~ entity X [signature] President 9/23/21 Signature (Exchange/Merger) Title Date *If more than one entity being acquired or merging please attach additional page of informaiton and signatures.*
	USA Equities Corp Name of acquiring/~~surviving~~ entity X [signature] President 9/23/21 Signature (Exchange/Merger) Title Date
	X [signature] President 9/23/21 Signature of Constituent Entity (Conversion) Title Date

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Form will be returned if unsigned.
This form must be accompanied by appropriate fees.

Page 4 of 4
Revised: 1/1/2019

Exhibit 3.3

Delaware

The First State

Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

"USA EQUITIES CORP.", A DELAWARE CORPORATION,

WITH AND INTO "USA EQUITIES CORP" UNDER THE NAME OF "USA EQUITIES CORP", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF NEVADA, AS RECEIVED AND FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF SEPTEMBER, A.D. 2021, AT 11:56 O`CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

6256015 8100M
SR# 20213325011

Authentication: 204280923
Date: 09-29-21

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:56 AM 09/23/2021
FILED 11:56 AM 09/23/2021
SR 20213325011 - File Number 2016219

STATE OF DELAWARE
CERTIFICATE OF MERGER OF DOMESTIC CORPORATION INTO FOREIGN CORPORATION

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned surviving corporation executed the following Certificate of Merger:

FIRST: The name of each constituent corporation is USA Equities Corp, a Nevada corporation, and USA Equities Corp, a Delaware corporation.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8, Section 252.

THIRD: The name of the surviving corporation is USA Equities Corp, a Nevada corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The merger is to become effective on September 23, 2021.

SIXTH: The Agreement of Merger is on file at 901 Northpoint Parkway Suite 302 West Palm Beach Florida 33407, the place of business of the surviving corporation.

SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

EIGHT: The surviving corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of the surviving corporation arising from this merger, including any suit or other proceeding to enforce the rights of any stockholders as determined in appraisal proceedings pursuant to the provisions of Section 262 of the Delaware General Corporation laws, and irrevocably appoints the Secretary of State of Delaware as its agent to accept services of process in any such suit or proceeding. The Secretary of State shall mail any such process to the surviving corporation at 901 Northpoint Parkway Suite 302 West Palm Beach FL 33407.

By: ______________________
Authorized Officer

Name: Troy Grogan
Print or Type

Title: Presdient